Exhibit 10.9

Assignment of Insurance

From:	Handan Hongri Metallurgy Co., Ltd
Guzhen Village, Yetao Town, Wu'an City, Hebei Province, China
Zip code: 056304

Hebei New Wu’an Iron & Steel Group Drying and Melting Co., Ltd.
East of Yuanbao Hill, Guzhen Village, Wu'an City, Hebei Province, China
Zip code: 056304

To:	Raiffeisen Bank International AG Beijing Branch
Room 200, Beijing International Club, No.21 Jianguomen Wai Street,
Beijing, China
Zip code: 100020

Dear Madam/Sir,

In accordance with the related provisions of No. 20110628019980001 Loan Contract of RMB 180 million yuan (RMB 180,000,000 Yuan) and any agreement signed subsequently as supplement, changing, or modification, (hereinafter referred to as “the Loan Contract”) between Handan Hongri Metallurgy Co., Ltd (hereinafter referred to as “the Borrower”) and Raiffeisen Bank International AG Beijing Branch (hereinafter referred to as “Your Bank”) on June 28th, 2011, the Borrower and Hebei New Wu’an Steel Group Smelting Co., Ltd (hereinafter referred to as “Our Party”) hereto sign this Letter of Insurance Assignment (hereinafter referred to as “this Letter”).

Except otherwise defined in the letter, the terms in the Loan Contract shall apply to this Letter.

Whereas Your Bank agrees to provide financing support to the Borrower, Our Party hereto irrevocably assigns the insurance indemnities, compensations, benefits, recourses etc. all powers, rights and/or interests under the insurance contracts and/or insurance policies, which have been signed before this Letter or will be at intervals signed after this Letter during the mortgage/pledge terms by Our Party (as the policy holder or beneficiary), referring to the equipments and goods, which have been or will be mortgaged/pledged for Your Bank, to Your Bank, and promises that Your Bank will be stated as or changed to the first insurance beneficiary under all insurance contracts and/or insurance policy.

This Letter shall not be rescinded. This Letter shall keep valid, even when the termination, dissolution, merger, division, closure, license revoked, withdrawal, self application or others’ application for bankruptcy, liquidation, failure of fulfillment arising from any change, account settlement and other similar situation of Our Party occur.

Besides, this Letter shall be independent of any security interests, mortgage interests, pledge interests, lien, claims, bills, notes, or other surety, rights, interests or remedies (whether these rights are established by or arises from signing documents or any other forms) which are at present held, will subsequently be held or may be held by Your Bank, and the Letter shall not affect or damage the aforesaid any security interests, mortgage interests, pledge interests, lien, claims, bills, notes, or other surety, rights, interests or remedies which are at present held, will subsequently be held or may be held by Your Bank

This Letter shall not be damaged or affected due to any forms of the existing and anticipated related transaction, lease, transfer, abolishment, refusal, modification, rescission, abstention or similar behavior, or invalidation of some documents etc. of Your Bank, and also shall not be damaged or affected due to the payment time, payment remission or the combination with other personal liability.

This Letter shall be governed and interpreted by the laws of China.

Referring to any disputes arising from or in relation to this Letter, any party may file an action with People’s Court of the place where Your Bank is located. The losing party shall defray all the expenses of the prevailing party arising from the case (including but not limited to the litigation cost, attorney fee etc.)

Any delivery and service of the notifications, demands, directions or other documents between Our Party and Your Bank shall be in accordance with the provisions of notification and service under the Loan Contract and/or Business Documents.

This Letter shall be signed and sealed by the Legal Representative or Authorized Representative of Our Party and become effective on the date stated at the end of this document.

Handan Hongri Metallurgy Co., Ltd (Seal)
Legal Representative or Authorized Signer (Signature/Seal)
June 28th, 2011

Hebei New Wu’an Iron & Steel Group Drying and Melting Co., Ltd. (Seal)
Legal Representative or Authorized Signer (Signature/Seal)
June 28th, 2011